UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2025

Korro Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39062	47-2324450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
60 First Street, 2nd floor, Suite 250 Cambridge, MA		02141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 468-1999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	KRRO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On October 7, 2025, Vineet Agarwal announced his intention to resign from his position of Chief Financial Officer of Korro Bio, Inc., or Korro, effective October 17, 2025 to pursue another opportunity. In order to ensure the smooth transition of his functions, Mr. Agarwal has agreed to be available to serve as an advisor for 30 days thereafter. The board of directors of Korro, or the Board, and Korro are incredibly thankful to Mr. Agarwal for his long-standing service at Korro.

In recognition of Mr. Agarwal’s agreement to be available to advise Korro through a transition period, Mr. Agarwal’s employment with Korro will be treated as an ending pursuant to Section 3(d) of Mr. Agarwal’s employment agreement dated November 8, 2023, or the Employment Agreement. Accordingly, in connection with his resignation, Korro and Mr. Agarwal entered into a Separation Agreement, or the Separation Agreement, effective October 7, 2025, providing for separation benefits outside of the change in control period as described in the summary of the Employment Agreement included in Korro’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission, or SEC, on April 29, 2024, which description is incorporated herein by reference. In addition, Korro agreed to extend the post-termination exercise period for any vested stock options as of October 17, 2025 through March 31, 2027. Mr. Agarwal’s departure is not related to any disagreement between the parties as to the management of Korro or as to any matter relating to its operations, policies or practices.

The foregoing description of the Separation Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Appointment of Interim Chief Financial Officer and Principal Financial Officer

In light of Mr. Agarwal’s resignation, the Board appointed Dr. Ram Aiyar, President and Chief Executive Officer (principal executive officer), to serve as Korro’s interim Chief Financial Officer and principal financial officer, in addition to his current duties effective from October 17, 2025.

Biographical information for Dr. Aiyar is set forth in Korro’s definitive proxy statement on Schedule 14A filed with the SEC on April 29, 2025 and is incorporated herein by reference. Dr. Aiyar will not receive any additional compensation in connection with this interim appointment.

There is no arrangement or understanding between Dr. Aiyar and any other persons, respectively, pursuant to which he was selected as an officer. There are no family relationships among any of Korro’s directors or executive officers and Dr. Aiyar, and Dr. Aiyar does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and Release by and between Korro Bio, Inc. and Vineet Agarwal, dated October 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORRO BIO, INC.

Date: October 8, 2025	By:	/s/ Ram Aiyar

Name: Ram Aiyar
Title: President and Chief Executive Officer